EXHIBIT 21

               SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES

NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
-------------------------------------------------  ---------------------------
Sinclair Communications, Inc.                              Maryland
Cresap Enterprises, Inc.                                   Maryland
Chesapeake Television, Inc.                                Maryland
Chesapeake Television Licensee, Inc.                       Delaware
WTTE Channel 28, Inc.                                      Maryland
WTTE Channel 28 Licensee, Inc.                             Maryland
WPGH, Inc.                                                 Maryland
WPGH Licensee, Inc.                                        Maryland
WCGV, Inc.                                                 Maryland
WCGV Licensee, Inc.                                        Delaware
WLFL, Inc.                                                 Maryland
WLFL Licensee, Inc.                                        Delaware
FSF-TV, Inc.                                               North Carolina
WTVZ, Inc.                                                 Maryland
WTVZ Licensee, Inc.                                        Maryland
WTTO, Inc.                                                 Maryland
WTTO Licensee, Inc.                                        Delaware
WDBB, Inc.                                                 Maryland
Tuscaloosa Broadcasting, Inc.                              Maryland
WSMH, Inc.                                                 Maryland
WSMH Licensee, Inc.                                        Delaware
KSMO, Inc.                                                 Maryland
KSMO Licensee, Inc.                                        Delaware
WSTR, Inc.                                                 Maryland
WSTR Licensee, Inc.                                        Maryland
Superior Communications of Oklahoma, Inc.                  Oklahoma
Superior OK License Corp.                                  Delaware
Superior Communications of Kentucky, Inc.                  Delaware
Superior KY License Corp.                                  Delaware
WYZZ, Inc.                                                 Maryland
WYZZ Licensee, Inc.                                        Delaware
SCI-Sacramento Licensee, Inc.                              Delaware
SCI-Indiana Licensee, Inc.                                 Delaware
KDSM, Inc.                                                 Maryland
KDSM Licensee, Inc.                                        Delaware
KDNL Licensee, Inc.                                        Delaware
WLOS Licensee, Inc.                                        Delaware
KABB Licensee, Inc.                                        Delaware
Sinclair Radio of Buffalo, Inc.                            Maryland
Sinclair Radio of Buffalo Licensee, Inc.                   Delaware
Sinclair Radio of Wilkes Barre, Inc.                       Maryland
Sinclair Radio of Wilkes Barre Licensee, Inc.              Delaware
Sinclair Radio of Nashville, Inc.                          Maryland
Sinclair Radio of Nashville Licensee, Inc.                 Delaware
Sinclair Radio of Memphis, Inc.                            Maryland
Sinclair Radio of Memphis Licensee, Inc.                   Delaware


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NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
-------------------------------------------------  ---------------------------
Sinclair Radio of New Orleans, Inc.                           Maryland
Sinclair Radio of New Orleans Licensee, Inc.                  Delaware
Sinclair Radio of Los Angeles, Inc.                           Maryland
Sinclair Radio of Los Angeles Licensee, Inc.                  Delaware
Sinclair Radio of St. Louis, Inc.                             Maryland
Sinclair Radio of St. Louis Licensee, Inc.                    Delaware


The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.